UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 26, 2018

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	0-20574	51-0340466
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26901 Malibu Hills Road Calabasas Hills, California 91301
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code (818) 871-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02        RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The following information is intended to be furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

In a press release dated July 31, 2018, a copy of which is furnished as Exhibit 99.1 to this report, The Cheesecake Factory Incorporated (the “Company”) reported financial results for the second quarter of fiscal 2018.

Total revenues were $593.2 million in the second quarter of fiscal 2018 as compared to $569.9 million in the second quarter of fiscal 2017. Net income and diluted net income per share were $28.4 million and $0.61, respectively, in the second quarter of fiscal 2018.

The Company recorded a pre-tax charge of $2.6 million during the second quarter of fiscal 2018 related to the termination of a lease for one The Cheesecake Factory restaurant. Excluding the after-tax impact from this item, net income and diluted net income per share for the second quarter of fiscal 2018 would have been $30.3 million and $0.65, respectively.  Please see the Company’s reconciliation of non-GAAP financial measures included in the press release furnished as Exhibit 99.1 to this report.

Comparable restaurant sales at The Cheesecake Factory restaurants increased 1.4% in the second quarter of fiscal 2018.

ITEM 8.01         OTHER EVENTS.

On July 26, 2018, the Board of Directors (the “Board”) of the Company declared a quarterly cash dividend of $0.33 per share which will be paid on August 28, 2018 to the stockholders of record of each share of the Company’s common stock at the close of business on August 15, 2018. Future dividends, if any, will be subject to Board approval.

On July 26, 2018, the Board approved the adoption of a share repurchase plan with J.P. Morgan Securities LLC, pursuant to which the Company is authorized to repurchase shares of its common stock in open market transactions in accordance with Rule 10b-18 under the Securities Exchange Act of 1934, such plan to be effective from August 3, 2018 through August 17, 2018 (the “10b-18 Plan”). The 10b-18 Plan is in addition to an existing share repurchase plan with J.P. Morgan Securities LLC, previously adopted by the Board in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934 (the “Current 10b5-1 Plan”), which terminates on July 31, 2018.

On July 26, 2018, the Board also approved the adoption of a new share repurchase plan with J.P. Morgan Securities LLC, intended to qualify for the safe harbor under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “New 10b5-1 Plan”). The New 10b5-1 Plan will become effective on August 31, 2018 and terminate on February 1, 2019, unless terminated sooner in accordance with its terms. Purchases may be made in the open market or through privately negotiated transactions in support of the Company’s share repurchase plan. Purchases in the open market will be made in compliance with Rule 10b-18 under the Securities Exchange Act of 1934.

The Company continues to expect to return substantially all of its free cash flow to shareholders in the form of dividends and share repurchases.

On July 31, 2018, the Company posted an updated Investor Presentation on the Company’s Investor Relations website at investors.thecheesecakefactory.com. A copy of the presentation is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d)         Exhibits

99.1	Press release dated July 31, 2018 entitled, “The Cheesecake Factory Reports Results for Second Quarter of Fiscal 2018”

99.2	The Cheesecake Factory Investor Presentation dated August 2018

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated July 31, 2018 entitled, “The Cheesecake Factory Reports Results for Second Quarter of Fiscal 2018”

99.2	The Cheesecake Factory Investor Presentation dated August 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2018	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ Matthew E. Clark
Matthew E. Clark
Executive Vice President and Chief Financial Officer